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                                                                   EXHIBIT 10.21

                           NON-COMPETITION AGREEMENT
                                  (Dr. Hehli)


         NON-COMPETITION AGREEMENT dated this 29th day of August, 1996 by and among Monarch Dental Corporation, a Delaware corporation (the "Company"), on the one hand, and Dr. David L. Hehli ("Dr. Hehli"), Advance Dental Management, Inc., a Wisconsin corporation ("ADM") and Midwest Dental Plan, Ltd., a Wisconsin limited service health organization ("MDP") (collectively, the "Seller Entities" and individually a "Seller Entity"), on the other hand. Reference is made to that certain Stock Purchase Agreement dated of even date relating to the acquisition by the Company from Hehli of all of the common stock in Midwest Dental Care, Sheboygan, Inc., a Wisconsin corporation and Midwest Dental Care, Mondovi, Inc., a Wisconsin corporation (collectively, "Midwest Dental Care Entities") in consideration of substantial cash payments and the issuance of shares of Common Stock of the Company to Dr. Hehli, that certain Asset Purchase Agreement dated of even date relating to the acquisition by Midwest Dental Management, Inc. ("Management") from ADM of certain assets subject to certain liabilities in consideration of substantial cash payments, in each case subject to the terms and conditions set forth in the Stock Purchase Agreement and the Asset Purchase Agreement (collectively, the "Purchase Agreements") and that certain Employment Agreement dated of even date among the Company, Management and Dr. Hehli (the "Employment Agreement"). Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Purchase Agreements.

                                   WITNESSETH

         WHEREAS, Dr. Hehli beneficially owned all of the outstanding equity interest in the Midwest Dental Care Entities and ADM, which have heretofore conducted the Midwest Dental Care business and has served and continues to serve as President and Chief Executive Officer of such entities;

         WHEREAS, as a material inducement to the Company and Management (collectively, the "Purchaser Entities") entering into the Purchase Agreements and in consideration of the Purchaser Entities' covenants and agreements contained in the Purchase Agreements, including the payment of the substantial consideration specified therein, and of the payment made by Company pursuant to Section l(b) hereof, and in further consideration of the covenants and agreements set forth herein, Dr. Hehli and the Seller Entities have agreed to execute and deliver this Agreement; and

         WHEREAS, the execution and delivery by Dr. Hehli and the Seller Entities of this Agreement is a material condition to the Company's and Management's willingness to consummate the transactions specified in the Purchase Agreements.




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         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Non-Competition. In view of the fact that any activity of Dr. Hehli or any Seller Entity in violation of the terms hereof would deprive the Purchaser Entities and their respective subsidiaries (as defined below) of the benefit of the Purchaser Entities bargain under the Purchase Agreements, as a material inducement to and a condition precedent of the Purchaser Entities payment of substantial consideration under the Purchase Agreements, in consideration of the payment to be paid by the Company pursuant to Section l(b) below and the other covenants set forth herein, and to preserve the goodwill associated with the Midwest Dental Care business, Dr. Hehli and each Seller Entity hereby agree to the following restrictions on his and their activities:

                 (a) Non-Competition Agreement of Dr. Hehli and Seller Entities. Dr. Hehli and each Seller Entity hereby agree that during the period commencing on the date hereof and ending on the date which is one (1) year after the date of the later of (i) the termination of Dr. Hehli's employment with Management for any reason or (ii) the date the Company pays to Dr. Hehli his last base salary payment as provided in the Employment Agreement, including but not limited to, base salary payments paid as a result of termination pursuant to Sections 6(e) or 6(f) of the Employment Agreement (such date in (i) or (ii) defined as the"Effective Date"), he and they will not, without the express written consent of the Company, directly or indirectly, anywhere in the Region, as defined in Section 1(c), engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity), any business, organization or person other than the Company (or any subsidiary of the Company), and including particularly any such business, organization or person involving, or which is, a family member of Dr. Hehli, whose business, activities, products or services are competitive with any of the businesses, activities, products or services conducted or offered by the Company and its subsidiaries within the Region (including for purposes of this Agreement any employees and independent contractors which or who provide dental services in connection with the business of the Company and its subsidiaries (herein, "Dental Providers")) during any period in which Dr. Hehli serves as an officer or employee of Management or any of its affiliates, which business, activities, products and services shall include in any event the provision of dental health care services (including, without limitation, the acquisition, ownership and/or operation of one or more dental health care practices including group practices). Without implied limitation, the forgoing covenant shall include hiring or engaging, or attempting to hire or engage, for or on behalf of himself or itself or any such competitor, any officer or employee of, or any Dental Provider who provides services in connection with the business of, any of the Purchaser Entities or their respective affiliates, encouraging for or on behalf of himself or itself or any such competitor, any such officer, employee or Dental Provider





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to terminate his, her or its relationship or employment with any of the
Purchaser Entities or their respective affiliates (including Dental Providers), soliciting for or on behalf of himself or itself or any such competitor, any client of any of the Purchaser Entities or their respective affiliates (including Dental Providers) and diverting to any person (as hereinafter defined) any client or business opportunity of any of the Purchaser Entities or their respective affiliates (including Dental Providers).

         Notwithstanding anything herein to the contrary, (i) the provision of dental services by Dr. Hehli as a sole practitioner shall be exempt from the provisions of this Agreement, (ii) Dr. Hehli may make passive investments in any enterprise competitive with Company and its subsidiaries in the Region (as defined below) the shares of which are publicly traded if such investment constitutes less than five percent (5%) of the equity of such enterprise and
(iii) MDP may engage in the sale of managed care dental services to groups provided that it does not offer (directly or through one or more associated services corporations or other licensed professionals) dental health care services to patients (including, without limitation, any so-called "staff model" dental health maintenance organization).

         Neither Dr. Hehli nor any Seller Entity nor any business entity controlled by him or them is a party to any contract, commitment, arrangement or agreement which could, following the date hereof, restrain or restrict the Purchaser Entities or their respective affiliates from carrying on the Midwest Dental Care business or restrain or restrict Dr. Hehli from performing his obligations under his Employment Agreement among Dr. Hehli, Management and the Company of even date, and as of the date of this Agreement neither Dr. Hehli nor any Seller Entity has any business interests (not publicly traded) in the health care industry whatsoever other than his interest in the Company, MDP and Management (as an employee).

         Notwithstanding the foregoing provisions of this Section 1(a), if the employment of Dr. Hehli with Management is terminated by Management and the Company without "cause," as defined in Section 6(b) of the Employment Agreement, or by Dr. Hehli pursuant to Section 6(f) therein, then Dr. Hehli's obligations under this Section 1(a) shall automatically cease during any period of time that the Company and the Parent are in default of their obligations to make the severance payments to Dr. Hehli as provided in Section 6(e) of his Employment Agreement.

                 (b) Non-Competition Payment. In consideration of the execution and delivery by Dr. Hehli and the Seller Entities of this Agreement, on the date hereof the Company shall make a cash payment to Dr. Hehli in the amount of $10,000.

                 (c) Geographic Area. The provisions of Section 1 of this Agreement shall apply only within a 25 mile radius of any dental health or dental management office owned or operated by the Company, the Seller Entities or their respective affiliates on the Effective Date within the State of Wisconsin (the "Region").





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         Section 2.       Scope of Agreement.  The parties acknowledge that the
time, scope, geographic area and other provisions of this Agreement have been specifically negotiated by sophisticated commercial parties and agree that (a) all such provisions are reasonable under the circumstances of the transactions contemplated by the Purchase Agreements, (b) are given as an integral and essential part of the transactions contemplated by the Purchase Agreements and
(c) but for the covenants of Dr. Hehli and the Seller Entities contained in this Agreement, the Company and Management would not have entered into the Purchase Agreements or consummated the transactions contemplated thereby. Dr. Hehli and the Seller Entities have independently consulted with their counsel and have been advised in all respects concerning the covenants contained herein, including the reasonableness of such covenants, with specific regard to the business to be conducted by the Purchaser Entities and their subsidiaries.

         Section 3. Certain Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by Dr. Hehli or any Seller Entity will result in irreparable injury to the Company and its subsidiaries, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the Company and its subsidiaries (including, without limitation, Management which employs Dr. Hehli as an intended beneficiary hereof) shall be entitled to enforce the specific performance of this Agreement by Dr. Hehli or the relevant Seller Entity through both temporary and permanent injunctive relief without the necessity of proving actual damages or the posting of any bond, but without limitation of their right to damages and any and all other remedies available to them, it being understood that injunctive relief is in addition to, and not in lieu of, such other remedies. In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, such covenant shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. Except as specifically provided in this Agreement, the existence of any claim or cause of action which Dr. Hehli or any Seller Entity may have against the Company or any of its subsidiaries shall not constitute a defense or bar to the enforcement of any of the provisions of this Agreement.

         Section 4. Jurisdiction. The parties hereby submit to the non-exclusive jurisdiction of the courts of the State of Wisconsin to construe and enforce the covenants contained in this Agreement. In the event that the courts of any state shall hold such covenants unenforceable (in whole or in part) by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination shall not bar or in any way affect the right of the Company or any its subsidiaries to the relief provided for herein in the courts of any other state within the





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geographic scope of such covenants, as to breaches of such covenants in such other respective states, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

         Section 5. Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if delivered, telecopied or mailed by certified or registered mail:

         To the Company:                              With a copy to:

         Monarch Dental Corporation                   Haynes and Boone, L.L.P.
         4201 Spring Valley, Suite 320                901 Main Street
         Dallas, Texas 75244                          Suite 3100
         Attn: Warren F. Melamed, D.D.S.,             Dallas, Texas 75202
                  President                           Attn: Kenneth K. Bezozo

         To Dr. Hehli:                                With a copy to:

         David L. Hehli, D.D.S.                       Harris Kessler & Goldstein
         680 Hehli Way                                640 N. LaSalle Street
         Mondovi, Wisconsin 54755                     Suite 590
                                                      Chicago, Illinois 60610
                                                      Attn: Steven M. Harris

or to such other address of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery or mailing.

         Section 6. Miscellaneous. This Agreement shall be governed by and construed under the laws of the State of Wisconsin, and shall not be modified or discharged in whole or in part except by an agreement in writing signed by the Company and Dr. Hehli. The prevailing party in any controversy hereunder shall be entitled to reasonable attorneys' fees and expenses. The failure of any of the parties to require the performance of a term or obligation or to exercise any right under this Agreement, or the waiver of any breach hereunder, shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder, or be deemed a waiver of any subsequent breach of the provision so breached or of any other breach hereunder. This Agreement shall inure to the benefit of, and be binding upon, successors of the Company by way of merger, consolidation or transfer of substantially all the assets of the Company, and may not be assigned by Dr. Hehli or any Seller Entity. This Agreement supersedes all prior understandings and agreements between the parties relating to the subject matter hereof (without limitation of the Purchase Agreements executed by Dr. Hehli and ADM and the Employment Agreement executed by Dr. Hehli as of the date hereof).

         Section 7. Certain Definitions. For purposes of this Agreement, the term:





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                 (a)      "affiliate" of a person shall mean (i) with respect
to a person, any member of such person's family (including any child, step-child, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law); (ii) with respect to an entity, any officer, director, stockholder, partner or investor in such entity or of or in any affiliate of such entity; and (iii) with respect to a person or entity, any person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity.

                 (b) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                 (c) "person" means an individual, corporation, partnership, association, trust or any unincorporated organization; and

                 (d) "subsidiary" of a person means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50 percent of whose total equity interest, is directly or indirectly owned by such person.





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         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first set forth above.


                              MONARCH DENTAL CORPORATION


                              By: /s/ WARREN F. MELAMED
                                      ---------------------------------------
                                      Warren F. Melamed, D.D.S., President


                              DR. HEHLI


                              /s/ DAVID L. HEHLI
                              ------------------------------------------------
                              David L. Hehli, D.D.S.


                              ADVANCE DENTAL MANAGEMENT, INC.



                              By:     /s/ DAVID L. HEHLI
                                      ---------------------------------------
                                      David L. Hehli, D.D.S., President


                              MIDWEST DENTAL PLAN, LTD.



                              By:     /s/ YVONNE MAYBERRY
                                      ---------------------------------------
                                      Yvonne Mayberry, Vice President





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